UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2010

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2010, Seahawk Drilling, Inc. (the “Company”) entered into a Separation Agreement with Oscar A. German, the Company’s former Senior Vice President Human Resources and Administration (“Separation Agreement”). Pursuant to the terms of the Separation Agreement, the Company and Mr. German acknowledge that Mr. German’s employment with the Company and Mr. German’s Amended and Restated Employment/Non-Competition/Confidentiality Agreement, dated August 26, 2009 (“Employment Agreement”), terminated effective January 29, 2010 (the “Separation Date”).

Subject to the terms and conditions set forth in the Separation Agreement, the Company has agreed to pay Mr. German a cash separation fee of $300,000, less required withholdings, which amount reflects one year of Mr. German’s base salary in effect immediately prior to the Separation Date and an amount equal to the cash component of his 2009 target bonus earned under the Company’s annual bonus plan. The cash separation fee will be paid in two equal installments payable on the first available payroll processing period following the Separation Date and July 30, 2010. Mr. German will also be paid an amount of cash for all salary earned but unpaid through the Separation Date and for all accrued but unused vacation as of the Separation Date. The Company also agreed to pay on behalf of Mr. German up to twelve months of his premiums if he elects to receive continued coverage for himself and his dependants under the Company’s welfare plans in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

The Separation Agreement provides that Mr. German will continue his ownership rights in 9,906 restricted stock units that were scheduled to vest on January 30, 2010. All equity awards (including restricted stock units) held by Mr. German that were outstanding after January 31, 2010, to the extent not vested as of that date, were forfeited. Any option award held by Mr. German, to the extent vested as of the Separation Date, is exercisable until March 30, 2010, and thereafter, to the extent not exercised, will be forfeited.

The Separation Agreement also includes, among other terms, a mutual release, non-disparagement obligations of Mr. German and the Company, and Mr. German’s agreement and reaffirmation of his continuing non-competition, non-solicitation and confidentiality obligations under Section V of the Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: February 1, 2010	By:	/S/ ALEJANDRO CESTERO
Alejandro Cestero
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary